Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Adtalem Global Education Inc.  of our report dated August 28, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Adtalem Global Education Inc.’s Annual Report on Form 10-K for the year ended June 30, 2019.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
November 15, 2019